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                                  EXHIBIT 10.4

                    AMENDED AND RESTATED EMPLOYMENT AGREEMENT
                                 BY AND BETWEEN
                        COMPASS KNOWLEDGE HOLDINGS, INC.
                                       AND
                                DANIEL J. DEVINE


                  THIS EMPLOYMENT AGREEMENT (the "Agreement") to be effective as of November 1, 1999 (the "Commencement Date") by and between Compass Knowledge Holdings, Inc., a Florida corporation (the "Company"), and Daniel J. Devine. ("Employee").

                  WHEREAS, Employee has previously entered into an employment agreement with a subsidiary of the Company and the parties desire that the Company assume the responsibilities of the subsidiary with respect to the employment agreement which has been approved by the Company's Board of Directors; and

                  WHEREAS, the Company and Employee desire to enter into this Agreement to memorialize their oral understanding, to assure the Company of the services of Employee for the benefit of the Company and to set forth the respective rights and duties of the parties hereto.

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants, terms and conditions set forth herein, the Company and Employee agree as follows:

                                    ARTICLE I

                                   EMPLOYMENT

                  1.1 EMPLOYMENT AND TITLE. As of the Commencement Date, the Company employs Employee, and Employee accepts such employment, as President of the Company, all upon the terms and conditions set forth herein.

                  1.2 DUTIES. Subject to the power of the Board of Directors and Chief Executive Officer of Employer, Employee will serve as President and will faithfully and diligently perform the services and functions relating to such office or otherwise reasonable incident to such office, provided that all such services and functions will be reasonable and within Employee's area of expertise. Employee will during the term of this Agreement (or any extension thereof), devote essentially his full business time, attention and skills and reasonable best efforts to the promotion of the business of Employer. The foregoing will not be construed as preventing Employee from managing other businesses, making investments in other business or enterprises provided that
(a) Employee agrees not to become engaged in any other business activity that interferes with his ability to discharge his duties and responsibilities to Employer and (b) Employee does not violate any other provision of this Agreement.

                  1.3 LOCATION. The principal place of employment and the location of




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Employee's principal office shall be in Ocoee, Florida; provided, however,
Employee shall, when requested by the Board of Directors, or may, if he determines it to be reasonably necessary, temporarily perform outside of Ocoee, Florida such services as are reasonably required for the proper execution of his duties under this Agreement.

                  1.4 REPRESENTATIONS. Each party represents and warrants to the other that he/it has full power and authority to enter into and perform this Agreement and that his/its execution and performance of this Agreement shall not constitute a default under or breach of any of the terms of any agreement to which he/it is a party or under which he/it is bound. Each party represents that no consent or approval of any third party is required for his/its execution, delivery and performance of this Agreement or that all consents or approvals of any third party required for his/its execution, delivery and performance of this Agreement have been obtained.

                                   ARTICLE II

                                      TERM

                  2.1 TERM. The term of Employee's employment hereunder (the "Term") shall commence as of the Commencement Date and shall continue through the fifth anniversary of the Commencement Date (the "Scheduled Termination Date") unless renewed or earlier terminated pursuant to the provisions of this Agreement. Assuming all conditions of this Agreement have been satisfied and there has been no breach of the Agreement during its initial term, Employee may extend the term for an additional three year term at Employee's election ("Extended Term").

                                   ARTICLE III

                                  COMPENSATION

                  3.1 SALARY. As compensation for the services to be rendered by Employee, the Company shall pay Employee, during the Term of this Agreement, an annual base salary of not less than One Hundred Forty Thousand Dollars ($140,000.00), which base salary shall accrue monthly (prorated for periods less than a month) and shall be paid in equal monthly installments, in arrears. The base salary will be reviewed annually, or, as appropriate, by the Board of Directors. At any time the Salary may be increased for the remaining portion of the term if so determined by the Board of Directors of Employer after a review of Employee's performance of his duties. Salary to be increased by minimum of CPI plus increases based on performance, increase in earnings and revenues approved by the compensation committee.

                  3.2 BONUSES. The Employer shall pay the Employee an annual bonus (the "Bonus") as determined by the Board of Directors. The Bonus, if any, shall be payable within ninety (90) days after the end of the most recent fiscal year to which the Bonus relates.

                  3.3 NONQUALIFIED STOCK OPTIONS. Upon the execution of this Agreement, and subject to the provisions of this Agreement, the Employee shall be entitled to such nonqualified




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options to acquire shares of the Company's common stock (the "Option Shares") as determined pursuant to that certain Compass Knowledge Holdings Management Trust dated February 9, 1999.

                  3.4 BENEFITS. Employee shall be entitled, during the Term hereof, to the same medical, hospital, pension, profit sharing, dental and life insurance coverage and benefits as are available to the Company's most senior executive officers on the Commencement Date together with the following additional benefits:

                  (a) An automobile allowance of $500.00 per month, plus insurance, gas, and maintenance.

                  (b) Reimbursement of expenses attributable to not less than eighty (80) hours of executive education per year.

                  (c) Comprehensive medical, vision, and dental coverage, including dependent coverage.

                  (d) Split Dollar life insurance in an amount not less than $1,000,000.00 with Employee as the owner thereof.

                  (e) Long-term disability insurance in an amount, adjusted annually, which shall be equal to the greater of the maximum amount allowed by most insurance companies or at law or an amount equal to eighty percent (80%) of Employee's prior year base salary and incentive compensation, if any, excluding compensation earned through Company stock options or other securities.

                  (f) The Company's normal vacation allowance for all employees who are executive officers of the Company, but not less than four (4) weeks annually, with the option to carry over unused vacation days. Employee shall have the option to be paid for unused vacation days, either at the end of each year hereunder or at the end of the Term hereof.

                  (g) The Employee will be entitled to participate in any benefit plan or program of the Employer which may currently be in place or implemented in the future.

                  (h) During the Term, Employee will be entitled to receive, in addition to and not in lieu of base salary, bonus or other compensation, such as other benefits as Employer may provide for its officers in the future.


                  3.5 WITHHOLDING. Any and all amounts payable under this Agreement, including, without limitation, amounts payable under this Article III and Article VII, which are subject to withholding for such federal, state and local taxes as the Company, in its reasonable




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judgment, determines to be required pursuant to any applicable law, rule or regulation.


                                   ARTICLE IV

                   WORKING FACILITIES, EXPENSES AND INSURANCE

                  4.1 WORKING FACILITIES AND EXPENSES. Employee shall be furnished with an office at the principal executive offices of the Company, or at such other location as agreed to by Employee and the Company, and other working facilities and secretarial and other assistance suitable to his position and reasonably required for the performance of his duties hereunder. The Company shall reimburse Employee for all of Employee's reasonable expenses incurred while employed and performing his duties under and in accordance with the terms and conditions of this Agreement, subject to Employee's full and appropriate documentation, including, without limitation, receipts for all such expenses in the manner required pursuant to Company's policies and procedures and the Internal Revenue Code of 1986, as amended (the "Code") and applicable regulations as are in effect from time to time.


                  4.2 INSURANCE. The Company may secure in its own name or otherwise, and at its own expense, life, disability and other insurance covering Employee or Employee and others, and Employee shall not have any right, title or interest in or to such insurance other than as expressly provided herein. Employee agrees to assist the Company in procuring such insurance by submitting to the usual and customary medical and other examinations to be conducted by such physicians(s) as the Company or such insurance company may designate and by signing such applications and other written instruments as may be required by any insurance company to which application is made for such insurance.


                                    ARTICLE V

                              ILLNESS OR INCAPACITY

                  5.1 RIGHT TO TERMINATE. If, during the Term of this Agreement, Employee shall be unable to perform in all material respects his duties hereunder for a period exceeding six (6) consecutive months by reason of illness or incapacity, this Agreement may be terminated by the Company in its reasonable discretion pursuant to Section 7.2 hereof.

                  5.2 RIGHT TO REPLACE. If Employee's illness or incapacity, whether by physical or mental cause, renders him unable for a minimum period of sixty (60) consecutive calendar days to carry out his duties and responsibilities as set forth herein, the Company shall have the right to designate a person to replace Employee temporarily in the capacity described in
Article I hereof; provided, however, that if Employee returns to work from such illness or incapacity within the six (6) month period following his inability due to such illness or incapacity, he shall be entitled to be reinstated in the capacity described in Article I hereof with all rights, duties and privileges attendant thereto.





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                  5.3 RIGHTS PRIOR TO TERMINATION. Employee shall be entitled to his full remuneration and benefits hereunder during such illness or incapacity unless and until an election is made by the Company to terminate this Agreement in accordance with the provisions of this Article.

                  5.4 DETERMINATION OF ILLNESS OR INCAPACITY. For purposes of this Article V, the term "illness or incapacity" shall mean Employee's inability to perform his duties hereunder substantially on a full-time basis due to physical or mental illness as determined by a physician selected by the Company and the Employee.

                                   ARTICLE VI

                                 CONFIDENTIALITY

                  6.1 CONFIDENTIALITY. During the Term of this Agreement and thereafter, Employee shall not divulge, communicate, use to the detriment of the Company, or for the benefit of any other business, firm, person, partnership or corporation, or otherwise misuse, any "Confidential Information", pertaining to the Company including, without limitation, all (i) data or trade secrets, including secret processes, formulas or other technical data; (ii) production methods; (iii) customer lists; (iv) personnel lists; (v) proprietary information; (vi) financial or corporate records; (vii) operational, sales, promotional and marketing methods and techniques; (viii) development ideas, acquisition strategies and plans; (ix) financial information and records; (x) "know-how" and methods of doing business; and (xi) computer programs, including source codes and/or object codes and other proprietary, competition-sensitive or technical information or secrets developed with or without the help of Employee. Employee acknowledges that any such information or data he may have acquired was received in confidence and by reason of his relationship to the Company. Confidential Information, data or trade secrets shall not include any information which: (a) at the time of disclosure is within the public domain;
(b) after disclosure becomes a part of the public domain or generally known within the industry through no fault, act or failure to act, error, effort or breach of this Agreement by Employee; (c) is known to the recipient at the time of disclosure; (d) is subsequently discovered by Employee independently of any disclosure by the Company; (e) is required by order, statute or regulation, of any governmental authority to be disclosed to any federal or state agency, court or other body; or (f) is obtained from a third party who has acquired a legal right to possess and disclose such information.

                  6.2 RECORDS. All documents, papers, materials, notes, books, correspondence, drawings and other written and graphic records relating to the Business of the Company which Employee shall prepare or use, or come into contact with, shall be and remain the sole property of the Company and, effective immediately upon the termination of the Employee's employment with the Company for any reason, shall not be removed from the Company's premises without the Company's prior written consent and any such documents, papers, materials, notes, books, correspondence, drawings and other written and graphic records upon request shall be returned to the Company.




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                                   ARTICLE VII

                                   TERMINATION

                  7.1 TERMINATION FOR CAUSE. This Agreement and the employment of Employee may be terminated by the Company "For Cause" under any one of the following circumstances:

                  (a) Employee has committed any material act of fraud, misappropriation or theft against the Company.


                  (b) Employee's default breach of any material provision of this Agreement; provided, that Employee shall not be in default hereunder unless (i) he shall have failed to cure such default or breach within thirty (30) days of written notice thereof by the Company to Employee or (ii) Employee shall have duly received notice of at least three (3) prior instances of such breach or default (whether or not cured by Employee).

                  (c) Employee engages in willful misconduct in the performance of his duties hereunder; provided, that Employee shall not be in default hereunder unless (i) he shall have failed to cure such default or breach within fifteen (15) days of written notice thereof by the Company to Employee, or (ii) Employee shall have duly received notice of at least three (3) prior instances of such breach or default (whether or not cured by Employee).

                  (d) At the election of the Employee.

                  A termination For Cause under this Section 7.1 shall be effective upon the date set forth in a written notice of termination delivered to Employee.

                  7.2 TERMINATION WITHOUT CAUSE. This Agreement and the employment of the Employee may be terminated "Without Cause" as follows:

                  (a) By mutual agreement of the parties hereto.

                  (b) At the election of the Company by its giving not less than sixty (60) days prior written notice to Employee in the event of an illness or incapacity described in Article 5.1.

                  (c) Upon the removal of Employee from the office of President of the Company or in the event the Company fails to afford Employee the power and authority generally commensurate with the position of President.

                  (d) Upon Employee's death.





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                  A termination Without Cause under Section 7.2(b) hereof shall be effective upon the date set forth in a written notice of termination delivered in accordance with the notice provisions of such sections. A termination Without Cause under Sections 7.2(a) or (d) shall be automatically effective upon the date of mutual agreement or the date of death of the Employee, as the case may be. A termination Without Cause under Section 7.2(c) shall be automatically effective upon the date such event takes place.

                  7.3 EFFECT OF TERMINATION FOR CAUSE. If Employee's employment is terminated "For Cause":

                  (a) Employee shall be entitled to accrued base salary under
         Section 3.1 hereof through the date of termination.

                  (b) Employee shall be entitled to accrued bonuses under
         Section 3.2 hereof through the date of termination.

                  (c) Employee shall be entitled to reimbursement for expenses accrued through the date of termination in accordance with the provisions of Section 4.1 hereof.

                  (e) All unvested Option Shares under Section 3.3 hereof shall be forfeited.

                  (f) Except as provided in Article XI, this Agreement shall thereupon terminate and cease to be of any further force or effect.


                  7.4 EFFECT OF TERMINATION WITHOUT CAUSE. If Employee's employment is terminated "Without Cause":

                  (a) Employee shall be entitled to the greater of (i) an amount equal to the annual base salary for the remainder of the term, or (ii) one year's base salary.

                  (b) Employee shall be entitled to reimbursement for expenses accrued through the date of termination in accordance with the provisions of Section 4.1 hereof.

                  (c) Employee shall be entitled to receive all amounts of bonuses under Section 3.2 hereof through the expiration of the Term hereof, which amounts shall be paid upon termination.

                  (d) Employee shall be entitled to receive all benefits as would have been awarded under Section 3.4 hereof through the expiration of the Term hereof, which benefits shall be awarded as and when the same would have been awarded under the Agreement had it not been terminated.

                  (f) All unvested Option Shares under Section 3.3 hereof shall immediately vest in full.






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                  (g) Except as provided in Article XI, this Agreement shall thereupon terminate and cease to be of any further force or effect.

                  7.5 TERMINATION UPON CHANGE OF CONTROL. Upon a "Change of Control" (as such term is defined in Section 7.5 hereof) of the Company during the Term hereof, Employee may, at his sole discretion, declare this Agreement terminated and receive a one-time, lump sum severance payment equal to two and nine-tenths (2.9) times the total amount of the annual base salary payable under the terms of Section 3.1 of this Agreement upon the date of such Change of Control, if within three (3) years of the Change of Control:

                  (a) Employee's employment hereunder is terminated prior to the expiration of the Term hereof "Without Cause"; or

                  (b) Employee elects to terminate his employment with the Company in the event (i) he is removed from the office of President of the Company or (ii) the Company fails to afford Employee the power and authority generally commensurate with the position of President or
         (iii) the Company requires Employee to relocate his residence outside of Ocoee, Florida.

                  7.6 CHANGE OF CONTROL. For purposes of Section 7.5 of this Agreement, a Change of Control shall be deemed to have occurred in the event of:

                  (a) The acquisition by any person or entity, or group thereof acting in concert, of "beneficial" ownership (as such term is defined in Securities and Exchange Commission ("SEC") Rule 13d-3 under the Securities Exchange Act of 1934, as amended) (the "Exchange Act"), of securities of the Company which, together with securities previously owned, confer upon such person, entity or group the voting power, on any matters brought to a vote of shareholders, of thirty percent (30%) or more of the then outstanding shares of capital stock of the Company; or

                  (b) The sale, assignment or transfer of assets of the Company or any subsidiary or subsidiaries, in a transaction or series of transactions, if the aggregate consideration received or to be received by the Company or any such subsidiary in connection with such sale, assignment or transfer is greater than fifty percent (50%) of the book value, determined by the Company in accordance with generally accepted accounting principles, of the Company's assets determined on a consolidated basis immediately before such transaction or the first of such transactions; or

                  (c) The merger, consolidation, share exchange or reorganization of the Company (or one or more subsidiaries of the Company) as a result of which the holders of all of the shares of capital stock of the Company as a group would receive less than fifty percent (50%) of the voting power of the capital stock or other interests of the surviving or resulting corporation or entity; or

                  (d) The adoption of a plan of liquidation or the approval of the dissolution of the Company; or





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                  (e) The commencement (within the meaning of SEC Rule 14d-2 under the Exchange Act) of a tender or exchange offer which, if successful, would result in a Change of Control of the Company; or

                  (f) A determination by the Board of Directors of the Company, in view of then current circumstances or impending events, that a Change of Control of the Company has occurred or is imminent, which determination shall be made for the specific purpose of triggering the operative provisions of this Agreement.

                  7.7 LIMITATIONS ON CHANGE OF CONTROL COMPENSATION. In the event that the lump-sum payment payable to Employee under Section 7.5 hereof ("Severance Benefits"), or any other payments or benefits received or to be received by Employee from the Company (whether payable pursuant to the terms of this Agreement, or any other plan, agreement or arrangement with the Company or any corporation affiliated with the Company within the meaning of Section 1504 of the Code, in the opinion of tax counsel selected by the Company acceptable to Employee, constitute "parachute payments" within the meaning of Section 280G(b)(2) of the Code and the present value of such "parachute payments" equals or exceeds three times the average of the annual compensation payable to Employee by the Company (or an Affiliate) and includable in Employee's gross income for federal income tax purposes for the five (5) calendar years preceding the year in which a change in ownership or control (as hereinafter defined) of the Company occurred ("Base Amount"), such Severance Benefits shall be reduced to an amount the present value of which (when combined with the present value of any other payments or benefits otherwise received or to be received by Employee from the Company (or an Affiliate) that are deemed "parachute payments" is equal to 2.99 times the Base Amount, notwithstanding any other provision to the contrary in this Agreement. The Severance Benefits shall not be reduced if (i) Employee shall have effectively waived his receipt or enjoyment of any such payment or benefit which triggered the applicability of this Section 7.7 or (ii) in the opinion of such tax counsel, the Severance Benefits (in their full amount or as partially reduced, as the case may be) plus all other payments or benefits which constitute "parachute payments" within the meaning of Section 280G(b)(2) of the Code are reasonable compensation for the services actually rendered, within the meaning of Section 280G(b)(4) of the Code and such payments are deductible by the Company. The Base Amount shall include every type and form of compensation includable in Employee's gross income in respect of his employment by the Company (or an Affiliate), except to the extent otherwise provided in temporary or final regulations promulgated under Section 280G(b) of the Code. For purposes of this Section 7.7, a "change in ownership or control" shall have the meaning set forth in Section 280G(b) of the Code and any temporary or final regulations promulgated thereunder. The present value of any non-cash benefit or any deferred cash payment shall be determined by the Company's independent auditors in accordance with the principles of Section 280G of the Code.

                  Employee shall have the right to request that the Company obtain a ruling from the Internal Revenue Service ("IRS") as to whether any or all payments or benefits determined by such tax counsel are, in the view of the IRS, "parachute payments" under Section 280G. If a




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ruling is sought pursuant to Employee's request, no Severance Benefits payable under this Agreement in excess of the Section 280G limitations shall be made to Employee until after fifteen (15) days from the date of such ruling, however, Severance Benefits shall continue to be paid during the time up to the amount of that limitation. For purposes of this Section 7.7, Employee and the Company shall agree to be bound by the IRS's ruling as to whether payments constitute "parachute payments" under Section 280G. If the IRS declines, for any reason, to provide the ruling requested, the tax counsel's opinion provided with respect to what payments or benefits constitute "parachute payments" shall control and the period during which the Severance Benefits may be deferred shall be extended to a date fifteen (15) days from the date of the IRS's notice indicating that no ruling would be forthcoming.

                  In the event that Section 280G, or any successor statute is repealed, this Section 7.7 shall cease to be effective on the effective date of such repeal. The parties to this Agreement recognize that final regulations under Section 280G of the Code may affect the amounts that may be paid under this Agreement and agree that, upon issuance of such final regulations, this Agreement may be modified as in good faith deemed necessary in light of the provisions of such regulations to achieve the purposes of this Agreement, and that consent to such modification shall not be unreasonably withheld.

                                  ARTICLE VIII

                      NON-COMPETITION AND NON-INTERFERENCE


                  8.1 NON-COMPETITION. Employee agrees that during the Term of this Agreement and, in the case of a termination "Not For Cause", for a period of one (1) year thereafter, (and in the case of a termination "For Cause", for a period of Two (2) years thereafter Employee will not, directly, indirectly, or as an agent on behalf of or in conjunction with any person, firm, partnership, corporation or other entity, own, manage, control, join, or participate in the ownership, management, operation, or control of, or be financially interested in or advise, lend money to, or be employed by or provide consulting services to, or be connected in any manner with any person engaged in Business within a 60 mile radius of any area within the United States of America which the Company is engaging in its Business or has immediate plans to engage in its Business.

                  8.2 NON-INTERFERENCE. Employee agrees that during the Term of this Agreement and, in the case of a termination "Not For Cause", for a period of one (1) year thereafter (and in the case of a termination "For Cause", for a period of two (2) years thereafter), Employee will not, directly, indirectly or as an agent on behalf of or in conjunction with any person, firm, partnership, corporation or other entity, induce or entice any employee of the Company to leave such employment or cause anyone else to do so.

                  8.3 SEVERABILITY. If any covenant or provision contained in
Article VIII is determined to be void or unenforceable in whole or in part, it shall not be deemed to affect or impair the validity of any other covenant or provision. If, in any arbitral or judicial proceeding, a tribunal shall refuse to enforce all of the separate covenants deemed included in this Article




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VIII, then such unenforceable covenants shall be deemed eliminated from the provisions hereof for the purpose of such proceedings to the extent necessary to permit the remaining separate covenants to be enforced in such proceedings.


                                   ARTICLE IX

                                 INDEMNIFICATION

9.1. INDEMNIFICATION. The Employer shall to the full extent permitted by law indemnify, defend and hold harmless Employee from and against any and all claims, demands, liabilities, damages, losses and expenses (including reasonable attorney's fees, court costs and disbursements) arising out of the performance by him of his duties hereunder except in the case of his willful misconduct and will carry directors and officers' insurance of $10,000,000 with $250,000 deductible.


                                    ARTICLE X

                               BOARD OF DIRECTORS

                  10.1 ELECTION AS CHAIRMAN OF THE BOARD. As a condition to Employee's obligations hereunder, he will be elected to the Company's Board of Directors. The Company will cause the Employee to be nominated to serve in such capacities.

                                   ARTICLE XI

                                  MISCELLANEOUS

                  11.1 NO WAIVERS. The failure of either party to enforce any provision of this Agreement shall not be construed as a waiver of any such provision, nor prevent such party thereafter from enforcing such provision or any other provision of this Agreement.

                  11.2 NOTICES. Any notice to be given to the Company and Employee under the terms of this Agreement may be delivered personally, by telecopy, telex or other form of written electronic transmission, or by registered or certified mail, postage prepaid, and shall be addressed as follows:

         IF TO THE COMPANY:                        2710 Rew Circle
                                                   Suite 100
                                                   Ocoee, Florida 34761

         IF TO EMPLOYEE:                           9668 Woodmont Place
                                                   Windermere, Florida 34786






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         Either party may hereafter notify the other in writing of any change in address. Any notice shall be deemed duly given (i) when personally delivered,
(ii) when telecopied, telexed or transmitted by other form of written electronic transmission (upon confirmation of receipt) or (iii) on the third day after it is mailed by registered or certified mail, postage prepaid, as provided herein.

                  11.3 SEVERABILITY. The provisions of this Agreement are severable and if any provision of this Agreement shall be held to be invalid or otherwise unenforceable, in whole or in part, the remainder of the provisions, or enforceable parts thereof, shall not be affected thereby.

                  11.4 SUCCESSORS AND ASSIGNS. The rights and obligations of the Company under this Agreement shall inure to the benefit of and be binding upon the successors and assigns of the Company, including the survivor upon any merger, consolidation, share exchange or combination of the Company with any other entity. Employee shall not have the right to assign, delegate or otherwise transfer any duty or obligation to be performed by him hereunder to any person or entity.

                  11.5 ENTIRE AGREEMENT. This Agreement supersedes all prior and contemporaneous agreements and understandings between the parties hereto, oral or written, and may not be modified or terminated orally. No modification, termination or attempted waiver shall be valid unless in writing, signed by the party against whom such modification, termination or waiver is sought to be enforced. This Agreement was the subject of negotiation by the parties hereto and their counsel. The parties agree that no prior drafts of this Agreement shall be admissible as evidence (whether in any arbitration or court of law) in any proceeding which involves the interpretation of any provisions of this Agreement.

                  11.6 GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of Florida without reference to the conflict of law principles thereof.

                  11.7 SECTION HEADINGS. The section headings contained herein are for the purposes of convenience only and are not intended to define or limit the contents of said sections.

                  11.8 FURTHER ASSURANCES. Each party hereto shall cooperate and shall take such further action and shall execute and deliver such further documents as may be reasonably requested by the other party in order to carry out the provisions and purposes of this Agreement.

                  11.9 GENDER. Whenever the pronouns "he" or "his" are used herein they shall also be deemed to mean "he" or "his" or "it" or "its" whenever applicable. Words in the singular shall be read and construed as though in the plural and words in the plural shall be read and construed as though in the singular in all cases where they would so apply.

                  11.10 COUNTERPARTS. This Agreement may be executed in counterparts, all of which taken together shall be deemed one original.




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                                   ARTICLE XII

                                    SURVIVAL

                  12.1 SURVIVAL. The provisions of Articles VI, VII, VIII, and X, of this Agreement shall survive the termination of this Agreement.







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                  IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first above written.

                                    Compass Knowledge Holdings, Inc.,
                                    a Florida Corporation,



                                    By:
                                       -----------------------------------------
                                        Title:
                                              ----------------------------------



                                    EMPLOYEE



                                    --------------------------------------------
                                              Daniel J. Devine






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